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                                                      REGISTRATION NO. 333-88095

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------
                                  PLEXUS CORP.
             (Exact name of Registrant as specified in its charter)

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
         WISCONSIN                         3672                      39-1344447
 (State or other jurisdiction      (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)    Classification Code Number)   Identification No.)

                             55 JEWELERS PARK DRIVE
                             NEENAH, WISCONSIN 54956
                                 (920) 722-3451
               (Address, including ZIP Code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                JOSEPH D. KAUFMAN
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                  PLEXUS CORP.
                             55 JEWELERS PARK DRIVE
                             NEENAH, WISCONSIN 54956
                                 (920) 722-3451
                (Name, address, including ZIP Code, and telephone
               number, including area code, of agent for service)

                                ----------------
                                    COPY TO:
                               KENNETH V. HALLETT
                               QUARLES & BRADY LLP
                            411 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202
                                 (414) 277-5000

                                ----------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: N/A

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  ----------------
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                     ---------------


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         A total of 528,278 shares of Plexus Corp. common stock were registered under this Registration Statement. Of those shares, 374,860 shares have been sold by selling shareholders in accordance with the Registration Statement. Therefore, 153,418 shares remain unsold.

         Plexus Corp. hereby amends this Registration Statement to remove from registration the 153,418 shares of Plexus common stock which were not sold by selling shareholders under the Registration Statement.

         All share numbers used in this amendment refer to shares of Plexus stock adjusted for the Plexus two-for-one stock split which was paid on August 31, 2000.












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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on November 20, 2000.

                                       PLEXUS CORP.
                                       (Registrant)

                                       By: /s/  John L. Nussbaum
                                          ----------------------------
                                          John L. Nussbaum
                                          President and Chief Operating Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.**

                  SIGNATURE                                     TITLE
   /s/  Peter Strandwitz                        Chairman of the Board and Chief Executive
---------------------------------------------   Officer; Director (Principal Executive Officer)
Peter Strandwitz

JOHN L. NUSSBAUM*                               President and Chief Operating Officer;
---------------------------------------------   Director
John L. Nussbaum

   /s/  Thomas B. Sabol                         Chief Financial Officer (Principal Financial Officer)
---------------------------------------------
Thomas B. Sabol

   /s/   Lisa M. Kelley                         Treasurer (Principal Accounting Officer)
---------------------------------------------
Lisa M. Kelley

DAVID J. DRURY*                                 Director
---------------------------------------------
David J. Drury

                                                Director
---------------------------------------------
Dean A. Foate


HAROLD R. MILLER*                               Director
---------------------------------------------
Harold R. Miller

THOMAS J. PROSSER*                              Director
---------------------------------------------
Thomas J. Prosser

                                                Director
---------------------------------------------
Agustin A. Ramirez

JAN K. VERHAGEN*                                Director
---------------------------------------------
Jan K. VerHagen


* By   /s/  John L. Nussbaum
     ----------------------------------------
         John L. Nussbaum, attorney-in-fact


** Each of the above signatures is affixed as of November 20, 2000.